Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Variable Series Funds, Inc. (the “registrant”), hereby certifies, to the best of his knowledge, that the registrant’s Report on Form N-CSR for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: February 28, 2019

/s/ John M. Perlowski
John M. Perlowski Chief Executive Officer (principal executive officer) of BlackRock Variable Series Funds, Inc.

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Variable Series Funds, Inc. (the “registrant”), hereby certifies, to the best of his knowledge, that the registrant’s Report on Form N-CSR for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: February 28, 2019

/s/ Neal J. Andrews
Neal J. Andrews Chief Financial Officer (principal financial officer) of BlackRock Variable Series Funds, Inc.

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.